SECOND AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT
THIS SECOND AMENDMENT, effective as of the last date on the signature block, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of June 7, 2018, as amended, is entered into by and between TRUST FOR CREDIT UNIONS, a Massachusetts trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update the fee schedule on Exhibit C; and
WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR CREDIT UNIONS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Johnson	By: /s/ Jason Hadler

Name: Jay Johnson	Name: Jason Hadler

Title: President	Title: SVP

Date: October 10, 2022	Date: 11/28/2022

Fund Administration & Portfolio Administration Services Fee Schedule
Fund Administration, Fund Accounting, & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund Complex*

Basis points
___on the first $___ million
___ on the next $___ million
___ on the next $ ___ billion
___ on the balance

$___ per fund, Minimum Annual Fee
■ Temporary Fee Waiver to be applied from 8/31/22 through 7/31/23: Annual credit of ___ ($___
monthly) will be applied to the invoices for each of the following Funds: Enhanced Income Intermediate Credit Portfolio & Enhanced Income Credit Plus Equity Portfolio
$___ additional fee for each additional class
$ ___ additional fee for each Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee per Fund
Advisor Information Source - On-line access to portfolio management and compliance information.
Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
Core Tax Services - See Additional Services Fee Schedule

Third Party Administrative Data Charges (descriptive data for each security)
$___ per security per month for fund administrative data

SEC Modernization Requirements
■ $ ___per year, per Fund - Form N-PORT
■ $ ___ per year, per Fund - Form N-CEN

Chief Compliance Officer Support Fee
■ $___ per year per fund complex

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, liquidity classifications, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax efiling charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank regulatory administration (e.g., annual registration statement updates and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal, Master/Feeder Structures and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly.

Section 15(c) Reporting
■ $ ___ per fund per standard reporting package*
■ Additional 15c reporting is subject to additional charges
■ Standard data source - Morningstar; additional charges will apply for other data services

*Standard reporting packages for annual 15(c) meeting
● Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
● Performance reporting package: Peer Comparison Report

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing,
Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Additional Available Services
(These services will not be billed for, unless selected)

Fund Administration & Portfolio Administration Services Fee Schedule

Additional Services Fee Schedule
■ $ ___ per sub-account per year - Tax Free Transfer In-Kind Cost Basis Tracking*

Daily Compliance Services (if required)
■ $ ___ per fund per year - Base fee
■ $___ per fund group - Setup

Section 18 Compliance Testing
■ $ ___ set up fee per fund complex
■ $ ___ per fund per month

Equity & Fixed Income Attribution Reporting
■ Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situation:
■ Fee will be accessed.

Rule 2a-5 Reporting (valuation reporting and support):
■ $___ per fund

Customized delivery of data:
■ TBD

Optional Tax Services
■ $ ___ per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■ $___ per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)
■ $ ___ per additional return - State tax returns - (First two included in core services)

Tax Reporting - MLP C-Corporations

Federal Tax Returns
■ $___ - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■ Prepare Federal and State extensions (If Applicable) - Included in the return fees
■ $ ___Per estimate -Prepare provision estimates

State Tax Returns
■ $___ fund - State tax notice consultative support and resolution
■ $___ per state return - Prepare state income tax returns for funds and blocker entities
● $___ per state return - Sign state income tax returns
● Assist in filing state income tax returns - Included with preparation of returns

Electronic Board Book Portal
■ U.S. Bank will establish a central, secure portal for Board materials using a unique client board URL.
■ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
■ Features password-protected, encrypted servers with automatic failover.
■ Training and ongoing system support.

■ Accessible from your smart phone or iPad.
■ Allows multiple users to access materials concurrently.
■ Searchable archive.
■ Ability to make personal comments.

Annual Fee per Trust
■ $___ - 0 - 10 users
■ $ ___ - 10 - 20 users
■ $___ - 20 - 30 users
■ $___ - 30 - 40 users

Diligent Boardbooks
■ Online portal to access board book documents. Each user will receive both online and offline capability access
■ Minimum fee (includes 1 board, 1 committee and 12 users)
■ 12 users may consist of any combination of Board Members/ Executives and Administrators

Accessing Entities and Individuals
$___/$ ___ - Installation Fee/Annual Fee - Affiliate Package
$___/$ ___ - Installation Fee/Annual Fee - Additional Boards
$ ___/$ ___ - Installation Fee/Annual Fee - Additional Committees/Meeting Groups
$ ___/$ ___ - Installation Fee/Annual Fee - Additional Online & Offline Users (Board Members/Execs)
$ ___/$ ___ - Installation Fee/Annual Fee - Online and Offline Users (Administrative)